UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

OAKTREE SPECIALTY LENDING CORPORATION

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PLEASE VOTE YOUR SHARES TODAY February 23, 2022 Dear Stockholder, As of the date of this letter, we have not received your voting instructions for Oaktree Specialty Lending Corporation’s (“OCSL”) Special Meeting of Stockholders to be held on March 4, 2022. Your vote and participation are very important to us, no matter how many or few shares in OCSL you own. If we do not receive your vote, we may have to postpone the Special Meeting and continue to request stockholder participation to reach a required quorum, which may result in additional costs to stockholders. For the reasons set forth in the proxy statement dated January 13, 2022, the Board of Directors, including a majority of the independent directors, recommends that you vote “FOR” the proposal. In addition, the two OHDGLQJ_LQGHSHQGHQW_SUR[\_DGYLVRU\_ńUPV__,66_DQG_*ODVV_/HZLV__UHFRPPHQG_WKDW_VKDUHKROGHUV_YRWH_ù)25ú_ this proposal. Please vote your shares today by using any one of the methods described below. If you have any questions about voting or need additional information, please call our proxy solicitor, Broadridge, at 1-844-557-9030. Thank you for your continued support of OCSL. Sincerely, Armen Panossian Mathew Pendo &KLHI_([HFXWLYH_2ņFHU__ _ _ _ 3UHVLGHQW_ &KLHI_,QYHVWPHQW_2ņFHU_ _ _ _ THREE WAYS TO VOTE ONLINE PHONE QR CODE WWW.PROXYVOTE.COM WITH A PROXY CARD WITH A SMARTPHONE PROXY QUESTIONS? Please have your proxy card in hand Call 1-800-690-6903 with Vote by scanning the Call 1-844-557-9030 when accessing the website. There a touch-tone phone to vote Quick Response Code or are easy-to-follow directions to using an automated system. “QR Code” on the Proxy help you complete the electronic Card/VIF enclosed. voting instruction form.

OAKTREE OCSL Specilality Lending Corporation YOUR VOTE IS VERY IMPORTANT YOUR ACTION IS STILL NEEDED! PLEASE RESPOND. SAMPLE-EPB